EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

FOURTH QUARTER AND FISCAL YEAR 2014

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held February 19, 2015 at 10:00 a.m. ET.  These prepared remarks will not be read on the call.

Q4 2014 Summary (Quarter ended January 3, 2015)

•                  Non-GAAP Revenue: $77.4 million

•                  Non-GAAP Net Income: $3.5 million, or $0.37 per diluted share

•                  Non-GAAP Operating Margin: 7.2%

•                  Non-GAAP Effective Tax Rate: 36.5%

•                  Utilization: 75%

•                  Cash and Cash Equivalents: $48.2 million at January 3, 2015

•                  Non-GAAP Adjusted EBITDA: $12.6 million, or 16.3% of non-GAAP revenue

•                  Consultant Headcount at January 3, 2015: 451

Revenue

We reported GAAP revenue of $78.5 million for Q4 of fiscal 2014, compared with GAAP revenue of $75.7 million for Q4 of fiscal 2013. GAAP revenue for Q4 of fiscal 2014 included $1.0 million from our NeuCo subsidiary. GAAP revenue for Q4 of fiscal 2013 included $1.3 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $77.4 million for Q4 of fiscal 2014, compared with $74.3 million for Q4 of fiscal 2013.

Revenue on a GAAP basis for fiscal 2014 increased to $306.4 million, from $278.4 million for fiscal 2013. Excluding NeuCo revenue from both periods, non-GAAP revenue for fiscal 2014 increased to $301.6 million, from $273.4 million for fiscal 2013.

Utilization

Utilization on a firm-wide basis in Q4 of fiscal 2014 was 75%. This compares with 80% in Q4 of fiscal 2013 and 75% in Q3 of fiscal 2014. For fiscal year 2014, utilization was 76%, compared with 73% in fiscal year 2013.

Gross Margin

GAAP gross margin in Q4 of fiscal 2014 was 32.0%, compared with 31.8% in Q4 of fiscal 2013. Non-GAAP gross margin for Q4 of fiscal 2014 was 31.5%, up from 31.0% in Q4 of fiscal 2013.

For full year fiscal 2014, GAAP gross margin was 32.3%, compared with 32.0% for full year fiscal 2013. Non-GAAP gross margin for full year fiscal 2014 increased to 31.7%, compared with 31.3% for full year fiscal 2013.

SG&A Expenses

For Q4 of fiscal 2014, GAAP SG&A expenses were $17.9 million, or 22.8% of revenue, compared with GAAP SG&A expenses of $17.0 million, or 22.4% of revenue, in Q4 of fiscal 2013. Non-GAAP SG&A expenses, excluding NeuCo, were $17.1 million, or 22.1% of revenue, in Q4 of fiscal 2014, compared with $16.0 million, or 21.6% of revenue, in Q4 of fiscal 2013. Commissions to non-employee experts are included in SG&A. Those commissions represented 2.8% of non-GAAP revenue in Q4 of fiscal 2014 compared with 2.9% of non-GAAP revenue in Q4 of fiscal 2013. Excluding these commissions, non-GAAP SG&A expenses were 19.2% in Q4 of fiscal 2014 and 18.6% in Q4 of fiscal 2013.

GAAP SG&A expenses for the full year fiscal 2014 were $69.2 million, or 22.6% of revenue, compared with $64.2 million, or 23.1% of revenue, for the full year fiscal 2013. On a non-GAAP basis, full year fiscal 2014 SG&A expenses were $65.6 million, or 21.8% of revenue, compared with $60.6 million, or 22.2% of revenue, for full year fiscal 2013. For fiscal 2014, non-GAAP SG&A expenses, excluding commissions to non-employee experts, were 18.7%, compared with 19.0% in fiscal 2013.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $1.7 million for Q4 of fiscal 2014, compared with $1.6 million for Q4 of fiscal 2013.  On a GAAP and non-GAAP basis, depreciation and amortization expense remained unchanged at $6.4 million for each of the full years of fiscal 2014 and fiscal 2013.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was approximately $2.1 million for Q4 of fiscal 2014, compared with $882,000 for Q4 of fiscal 2013. For fiscal 2014, on a GAAP and non-GAAP basis, share-based compensation expense was approximately $6.3 million, compared with $3.0 million for fiscal 2013.

Operating Income

On a GAAP basis, operating income was $5.5 million, or 7.0% of revenue, in Q4 of fiscal 2014, compared with operating income of $5.5 million, or 7.2% of revenue, in Q4 of fiscal 2013. Non-GAAP operating income was $5.6 million, or 7.2% of non-GAAP revenue, for Q4 of fiscal 2014, compared with $5.4 million, or 7.3% of non-GAAP revenue, for Q4 of fiscal 2013.

For the full year fiscal 2014, non-GAAP operating income was 7.9% of revenue, compared with 6.7% of revenue for full year fiscal 2013.

Interest and Other Income (Expense), net

In Q4 of fiscal 2014, interest and other income (expense) was an expense of $102,000 on a GAAP and non-GAAP basis. This compared with interest and other income (expense) being an expense of $238,000 on a GAAP basis and $221,000 on a non-GAAP basis for Q4 of fiscal 2013.

Full year fiscal 2014, interest and other income (expense) was an expense of $726,000 on a GAAP basis and $703,000 on a non-GAAP basis, compared with an expense of $599,000 on a GAAP basis and $512,000 on a non-GAAP basis for the full year fiscal 2013.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q4		Q4
	2014	2013	2014	2013
Tax Provision	$2,055	$1,505	$2,005	$1,442
Effective Tax Rate	38.2%	28.8%	36.5%	27.9%

	GAAP		NON-GAAP
	Full Year		Full Year
	2014	2013	2014	2013
Tax Provision	$9,684	$6,683	$9,479	$6,439
Effective Tax Rate	42.7%	37.3%	41.2%	35.9%

Net Income

GAAP net income for Q4 of fiscal 2014 was $3.4 million, or $0.36 per diluted share, compared with GAAP net income of $3.7 million, or $0.37 per diluted share, for Q4 of fiscal 2013. Non-GAAP net income for Q4 of fiscal 2014 was $3.5 million, or $0.37 per diluted share, compared with $3.7 million, or $0.37 per diluted share, for Q4 of fiscal 2013.

GAAP net income for fiscal 2014 was $13.2 million, or $1.34 per diluted share, compared with GAAP net income of $11.4 million, or $1.12 per diluted share, for fiscal 2013. Non-GAAP net income for fiscal 2014 was $13.5 million, or $1.37 per diluted share, compared with non-GAAP net income of $11.5 million, or $1.13 per diluted share, for fiscal 2013.

Adjusted EBITDA

On a GAAP basis, Adjusted EBITDA for Q4 of fiscal 2014 was $12.5 million, or 16.0% of revenue, compared with $11.9 million, or 15.8% of revenue, for Q4 of fiscal 2013.  Adjusted EBITDA on a non-GAAP basis for Q4 of fiscal 2014 was $12.6 million, or 16.3% of revenue, compared with $11.9 million, or 16.0% of revenue, for Q4 of fiscal 2013.

Adjusted EBITDA on a GAAP basis for fiscal 2014 was $49.6 million, or 16.2% of revenue, compared with $42.2 million, or 15.1% of revenue, for fiscal 2013. Adjusted EBITDA on a non-GAAP basis for fiscal 2014 was $49.9 million, or 16.5% of revenue, compared with $42.1 million, or 15.4% of revenue, for fiscal 2013. See the exhibit to CRA’s press release for more details and the calculation of Adjusted EBITDA.

Key Balance Sheet Metrics

Billed and unbilled receivables at January 3, 2015 were $83.2 million, compared with $82.1 million at December 28, 2013. Current liabilities at January 3, 2015 were $88.4 million, compared with $88.0 million at December 28, 2013.

Total DSO in Q4 of fiscal 2014 was 99 days consisting of 68 days of billed and 31 days of unbilled. This compares to 98 days we reported in Q3 of fiscal 2014 consisting of 62 days of billed and 36 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents increased to $48.2 million at January 3, 2015, compared with $44.7 million at September 27, 2014.

For the full year 2014, cash flow from operations was $30.2 million including Q4 cash flow from operations of $19.4 million.

CRA’s capital expenditures totaled approximately $1.0 million in Q4 of fiscal 2014, compared with $1.8 million in Q3 of fiscal 2014 and $0.3 million in Q4 of fiscal 2013.

During the fourth quarter of fiscal 2014, CRA repurchased approximately 440,000 shares of common stock for approximately $12.8 million. For fiscal 2014, CRA repurchased a total of approximately 971,500 shares of common stock for $25.5 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses (with and without commission to non-employee experts), non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP operating margin, non-GAAP interest and other income (expense), net, non-GAAP effective tax rate and tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding NeuCo’s results, and excluding commissions to non-employee experts from SG&A, and including a presentation of Adjusted EBITDA, is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the fourth quarters of fiscal 2014 and 2013, and for the full 2014 and 2013 fiscal years, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.